     As filed with the Securities and Exchange Commission on April 28, 1999.
                                                      Registration No. 333-77009

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                 AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


--------------------------------------------------------------------------------

                                  STARTEK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                                84-1370538
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                       111 Havana Street, Denver, CO 80010
              -----------------------------------------------------
              (Address of Registrant's principal executive offices)

                         STARTEK, INC. STOCK OPTION PLAN
                    STARTEK, INC. DIRECTOR STOCK OPTION PLAN
                    ----------------------------------------
                            (Full title of the plan)

                                Dennis M. Swenson
                                  StarTek, Inc.
                                111 Havana Street
                             Denver, Colorado 80010
                                 (303) 361-6000
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum        Proposed Maxi-
  Title of Securities         Amount to Be         Offering Price Per        mum Aggregate            Amount of
    to be Registered           Registered                Share              Offering Price        Registration Fee
----------------------------------------------------------------------------------------------------------------------
      Common Stock         1,075,000 Shares(1)         $16.25(2)            $17,468,750(2)          $4,856.31(3)
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the StarTek, Inc. Stock Option Plan and the StarTek, Inc. Director Stock Option Plan.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price, determined solely for the purpose of calculating the registration fee, are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on April 21, 1999.
(3)      Previously paid on April 26, 1999.

--------------------------------------------------------------------------------


                              EXPLANATORY STATEMENT


         This Registration Statement on Form S-8 registers 1,075,000 shares of StarTek, Inc., par value $0.01 per share common stock, for issuance upon exercise of options granted pursuant to the Company's Stock Option Plan and Director Stock Option Plan.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         StarTek, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) A description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), set forth in Part I of the Company's registration statement on Form S-1 as declared effective by the Securities and Exchange Commission on June 18, 1997 (Registration No. 333-20633) under the captions "Description of Capital Stock," "Dividend Policy," and "Risk Factors-Anti-Takeover Provisions"; and

         (c)      A description of the Company's Common Stock as set forth in
                  Item 1 of the Company's registration statement on Form 8-A as declared effective by the Securities and Exchange Commission on June 18, 1997 (File No. 1-12793).

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock (registered under this Registration Statement) then remaining unsold.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


                  The Company's Restated Certificate of Incorporation and Restated Bylaws provide that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Restated Certificate of Incorporation and Restated Bylaws is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through
(iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Certificate of Incorporation and Restated Bylaws provide that the Company shall indemnify its directors and officers, against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

                  The Company maintains a renewable directors' and officers' insurance policy insuring directors and officers of the Company against claims made against them in their individual capacities in an amount of up to $5,000,000 in the aggregate (with certain restrictions) in conjunction with their duties as directors and officers of the Company.

                  The above discussion of the Company's Certificate of Incorporation, Bylaws, and Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS

                  The following Exhibits are filed as part of, or are incorporated by reference into, this Registration Statement:


                  3.1 Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration
                           No. 333-20633).

                  3.2 Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-20633).

                  4.1 Specimen Common Stock certificate (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-20633).

                  5.2+ Opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. as to the legality of the Company's Common Stock being registered.

                  23.1+    Consent of Ernst & Young LLP dated April 23, 1999.

                  23.2+ Consent of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. (contained in Exhibit 5.2 hereto and incorporated by reference therefrom).

                  23.3*    Consent of Ernst & Young LLP dated April 28, 1999.


-------------------------


                  *        Filed herewith.
                  + Previously filed with the Company's Registration Statement on Form S-8 (Registration No. 333-77009).


Item 9.  UNDERTAKINGS

                  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information in this Registration Statement (or the most recent post-effective amendment thereof).

         (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be deemed a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 28, 1999.


                                  STARTEK, INC.



                                       By:    /S/ DENNIS M. SWENSON
                                          --------------------------------------
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary, and Treasurer
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)
                                       Date:    April 28, 1999


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                                          /S/ MICHAEL W. MORGAN
                                        ----------------------------------------
                                        Michael W. Morgan
                                        Director, President, Chief Executive
                                        Officer (Principal Executive Officer)
                                        Date:    April 28, 1999


                                          /S/ DENNIS M. SWENSON
                                        ----------------------------------------
                                        Dennis M. Swenson
                                        Executive Vice President, Chief
                                        Financial Officer, Secretary, and
                                        Treasurer (Principal Financial Officer
                                        and Principal Accounting Officer)
                                        Date:    April 28, 1999


                                          /S/ E. PRESTON SUMNER, JR.
                                        ----------------------------------------
                                        E. Preston Sumner, Jr.
                                        Executive Vice President and Chief
                                        Operating Officer
                                        Date:    April 28, 1999


                                          /S/ A. EMMET STEPHENSON, JR.
                                        ----------------------------------------
                                        A. Emmet Stephenson, Jr.
                                        Director and Chairman of the Board
                                        Date:    April 28, 1999


                                          /S/ THOMAS O. RYDER
                                        ----------------------------------------
                                        Thomas O. Ryder
                                        Director
                                        Date:   April 28, 1999


                                          /S/ ED ZSCHAU
                                        ----------------------------------------
                                        Ed Zschau
                                        Director
                                        Date:   April 28, 1999

                                  EXHIBIT INDEX



          EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT
          --------------            -----------------------
               3.1                  Restated  Certificate of Incorporation of the Company  (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No.
                                    333-20633).
               3.2                  Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's
                                    Registration Statement on Form S-1, Registration No. 333-20633).
               4.1                  Specimen Common Stock certificate (incorporated by reference from Exhibit 4.1 to the Company's
                                    Registration Statement on Form S-1, Registration No. 333-20633).
               5.2+                 Opinion of Otten, Johnson,  Robinson,  Neff & Ragonetti,  P.C. as to the legality of the
                                    Company's Common Stock being registered.
              23.1+                 Consent of Ernst & Young LLP dated April 23, 1999.
              23.2+                 Consent of Otten, Johnson, Robinson, Neff &  Ragonetti, P.C. (contained in Exhibit 5.2 to this
                                    Registration Statement on Form S-8 and incorporated by reference therefrom).
              23.3*                 Consent of Ernst & Young LLP dated April 28, 1999.

-------------------------

   *        Filed herewith.
   + Previously filed with Company's Registration Statement on Form S-8 (Registration No. 333-77009).